Exhibit 23.1







                        Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 333-91451), Form S-8 (No. 333-88719), Form S-8 (No. 333-85031), Form S-8 (No. 333-53153), Form S-8 (No. 333-52349),
Form S-8 (No. 333-52347),  Form S-8 (No.  333-52345),  Form S-8 (No. 333-38072),
Form S-8 (No. 333-33946),  Form S-8 (No.  333-62868),  Form S-3 (No. 333-90105),
Form S-3 (No. 333-73229) and Form S-3 (No. 333-49560).


ARTHUR ANDERSEN LLP

May 15, 2002
Vienna, Virginia